UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM 8-K __________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 26, 2015 (March 24, 2015)
Townsquare Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-197002 (Commission File Number)	27-1996555 (I.R.S. Employer Identification No.)

240 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 861-0900

(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 435 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On March 24, 2015, Townsquare Media, Inc. (the “Company”) entered into a purchase agreement with respect to an offering of $300 million in aggregate principal amount of its 6.500% Senior Notes due 2023 (the “Notes”) at an issue price of 100%.
The Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are senior unsecured obligations of the Company and will be guaranteed on a senior basis by certain of the Company’s direct and indirect wholly-owned subsidiaries. The offering of the Notes is expected to close on or about April 1, 2015, subject to customary closing conditions.
The purchase agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities. Furthermore, the Company has agreed with the initial purchasers not to offer or sell any debt securities issued or guaranteed by the Company for a period of 90 days after the date of the purchase agreement without the prior written consent of the representative of the initial purchasers.
The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand and its borrowings under a new senior secured credit facility, which is expected to be entered into concurrently with the completion of the offering of the Notes, to refinance the Company’s existing senior secured credit facility and to redeem the remaining $410.9 million aggregate principal amount of the outstanding 9.00% senior notes due 2019 issued by Townsquare Radio, LLC and Townsquare Radio, Inc., two of the Company’s wholly-owned subsidiaries.
The Notes and the related guarantees will not be registered under the Securities Act and the Notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of purchase agreement, a copy of which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
Purchase Agreement, dated as of March 24, 2015, by and among Townsquare Media, Inc., as issuer, certain of its subsidiaries, as guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the several initial purchasers.

99.1	Press Release of Townsquare Media, Inc., dated March 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWNSQUARE MEDIA, INC.

By:	/s/ Stuart Rosenstein
Name: Stuart Rosenstein
Title: Chief Financial Officer

Date: March 26, 2015

3